UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2007
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2007, John C. Martin, Ph.D. was elected as a member of the Board of Directors of Gen-Probe Incorporated (“Gen-Probe”). Dr. Martin will serve as a member of the class of directors serving in office until Gen-Probe’s 2009 annual meeting of stockholders. Dr. Martin will serve on Gen-Probe’s Compensation Committee. In connection with his election, Dr. Martin entered into Gen-Probe’s standard form of indemnification agreement for directors and officers.
Dr. Martin, 56, joined Gilead Sciences in 1990 and has served as president and chief executive officer since 1996. Gilead is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. Prior to joining Gilead, Dr. Martin held several leadership positions in the antiviral chemistry division at Bristol-Myers Squibb, and also served for six years with Syntex Corporation, from 1978 to 1984.
Dr. Martin is a member of the presidential advisory council on HIV/AIDS and the board of directors of the California Healthcare Institute. He serves on the Centers for Disease Control/Health Resources and Services Administration’s advisory committee on HIV and STD prevention and treatment, and is a member of the board of trustees at the University of Chicago. He holds a Ph.D. in organic chemistry from the University of Chicago and an M.B.A. in marketing from Golden Gate University.
A copy of the press release announcing Dr. Martin’s election is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated September 20, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007		GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit Number	Description

99.1	Press Release dated September 20, 2007